Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Class A common stock of Energy Vault Holdings, Inc. shall be filed on behalf of the undersigned.

SCOGGIN INTERNATIONAL FUND LTD.

By: Scoggin Management LP, its Investment Manager

By: Scoggin GP LLC, its General Partner

By: ______________________________

Name:

Title:

SCOGGIN MANAGEMENT LP

By: Scoggin GP LLC, its General Partner

By: _____________________________

Name:

Title:

SCOGGIN GP LLC

By: ______________________________

Name:

Title:

SCOGGIN WORLDWIDE FUND LTD.

By: Old Bellows Partners LP, its Investment Manager

By: Old Bell Associates LLC, its General Partner

By: ______________________________

Name:

Title:

OLD BELLOWS PARTNERS LP

By: Old Bell Associates LLC, its General Partner

By: ______________________________

Name:

Title:

OLD BELL ASSOCIATES LLC

By: ______________________________

Name:

Title:

_________________________________

Curtis Schenker

_________________________________

Craig Effron

_________________________________

Dev Chodry

_________________________________

Douglas Rothschild

_________________________________

Michael Renoff

Dated: August 14, 2026